SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                          COMPAQ COMPUTER CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                76-0011617
(State  or  other  jurisdiction  of              (IRS Employer
incorporation  or  organization)              Identification  No.)

       20555  S.H.  249
        Houston,  Texas                            77070
(Address  of Principal Executive Offices)       (Zip Code)

                          ___________________________
                          Compaq Computer Corporation
                          1989 Equity Incentive Plan
                          (Full Titles of the Plans)
                          ___________________________

                               J. David Cabello
              Senior Vice President, General Counsel & Secretary
                          Compaq Computer Corporation
                                20555 S.H. 249
                             Houston, Texas 77070
                    (Name and address of agent for service)
                          ___________________________
                                (281) 370-0670
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

Title of                      Proposed          Proposed
Securities      Amount         Maximum           Maximum
  to be          to be      Offering Price      Aggregate        Amount of
Registered     Registered     Per Share      Offering Price   Registration Fee
_____________  __________   ______________   ______________   ________________

Common Stock,   606,522
$0.01 par       shares(1)      $111.50      $67,627,203.00      $20,493.092(2)
  value
_____________  __________   ______________   ______________   ________________



(1) Plus such indeterminate number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend, or similar capital adjustment, as required by the stock option plans. Not adjusted for the 5-2 stock split announced July 1,1997 to be given effect on July 29, 1997.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) using the average of the high and low prices reported on the New York Stock Exchange transactions tape on July 7, 1997.

The purpose of this Registration Statement is to increase, pursuant to Instruction E to Form S-8, the number of shares authorized for issuance under the Registrant's 1989 Equity Incentive Plan (the "Plan"). Shares authorized for issuance under the Plan were previously registered on Form S-8 (Registration No. 33-31819) filed by the Registrant with the Securities and Exchange Commission. The provisions of such previously filed Registration Statement are incorporated by reference.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on this 11th day of July, 1997.

                              COMPAQ  COMPUTER  CORPORATION


                              By:    /s/  Eckhard  Pfeiffer
                                     ----------------------
                                     Eckhard  Pfeiffer,
                                     President  and  Chief
                                     Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 11th day of July, 1997.

     Signature                                         Title
     ---------                                         -----


/s/ Eckhard Pfeiffer                    President, Chief Executive Officer and
--------------------                    Director (principal executive officer)
(Eckhard  Pfeiffer)


          *                             Senior Vice President and Chief
--------------------                    Financial Officer (principal financial
(Earl  L. Mason)                        and accounting  officer)


          *                             Chairman of the Board of Directors
--------------------
(Benjamin  M.  Rosen)


          *                             Director
--------------------
(Lawrence  T.  Babbio,  Jr.)


          *                             Director
--------------------
(Robert  Ted  Enloe,  III)


          *                             Director
--------------------
(George  H.  Heilmeier)


          *                             Director
--------------------
(George  E.R.  Kinnear  II)


          *                             Director
--------------------
(Peter  N.  Larson)




          *                             Director
--------------------
(Kenneth  L.  Lay)


          *                             Director
--------------------
(Kenneth  Roman)


          *                             Director
--------------------
(Lucille  S.  Salhany)




*  /s/  Eckhard  Pfeiffer
   -----------------------
     Eckhard  Pfeiffer
     Attorney-in-fact

EXHIBIT  INDEX

Exhibit
-------

5.1 Opinion of Davis Polk & Wardwell, special counsel to the Company, as to the legality of the securities being registered

23.1 Consent of Davis Polk & Wardwell, special counsel to the Company, is included in the opinion filed as
          Exhibit  5.1  to  this  Registration  Statement

23.2      Consent  of  Price  Waterhouse  LLP,  Independent
          Accountants

24.1      Powers  of  Attorney